UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 30, 2006

CORTEX PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16467	33-0303583
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

15241 Barranca Parkway Irvine, California	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 727-3157

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The disclosure set forth below under Item 5.02(c) is hereby incorporated by reference into this Item 1.01.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c) The Company appointed Mark A. Varney, Ph.D., age 39, as its Chief Scientific Officer and Chief Operating Officer effective January 30, 2006. Prior to joining the Company, from June 2004 to January 2006, Dr. Varney held a senior level position at Sepracor, Inc., where he was Vice President and head of Discovery. From May 2003 to June 2004, Dr Varney was Vice President of Drug Discovery at Bionomics, Ltd. Prior to that, from October 1994 to April 2003 Dr. Varney held positions of increasing responsibilities at SIBIA Neuroscience, Inc., including his most recent position as Director of Neuropharmacology, and upon the acquisition of SIBIA by Merck, Inc in 1999, he was appointed a Director of SIBIA’s San Diego facility. Prior to SIBIA, he held research positions at Servier in France and Merck Sharp & Dohme in the U.K. Dr. Varney received his B.Sc. in Biochemistry with honors from Surrey University, U.K. and completed his Ph.D. and postdoctoral training at Oxford University, U.K.

In connection with his at-will employment with the Company, Dr. Varney is entitled to a base salary of $300,000 per year and an annual bonus, at the discretion of the Compensation Committee, of up to 30% of his base salary. Dr. Varney also received an option to purchase up to 750,000 shares of the Company’s common stock at an exercise price of $2.95 per share, representing the closing price of the Company’s common stock on the AMEX on January 30, 2006. The option has a ten-year term and vests in the following installments: 100,000 on January 30, 2006, 100,000 one-year thereafter and 550,000 in equal annual installments over a three-year period from January 30, 2006. In the event of Dr. Varney’s termination of employment without cause in connection with or within six months following a change in control of the Company, he will be entitled to termination pay equal to twelve months of base salary, continued participation in the Company’s health care programs for up to twelve months following termination and full acceleration of unvested options.

As part of his relocation to Southern California, the Company will provide Dr. Varney a mortgage assistance program over five years in the form of a monthly payment, whereby the Company will pay 6% of the principal amount of a mortgage (not to exceed $1,200,000) on his primary residence during the first year, which amount declines by 1% each year thereafter, and which amount is grossed up by a factor of 1.6 to cover Dr. Varney’s additional income tax liabilities. In addition to the foregoing, Dr. Varney will receive a $25,000 hiring bonus, a $15,000 bonus to cover miscellaneous relocation expenses, temporary housing and will receive reimbursement of real estate closing fees, sales commissions and moving costs.

A copy of the Company’s press release announcing Dr. Varney’s appointment is attached as Exhibit 99.1 and also incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired: None.

(b)	Pro Forma Financial Information: None.

(c)	Exhibits.

Exhibit Number	Description

99.1	Press release of Cortex Pharmaceuticals, Inc. dated January 31, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORTEX PHARMACEUTICALS, INC.

Date: February 3, 2006	By:	/s/ Maria S. Messinger
Maria S. Messinger
Vice President, Chief Financial Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description	Sequential Page No.

99.1	Press release of Cortex Pharmaceuticals, Inc. dated January 31, 2006.	5